UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2014

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2014 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on May 15, 2014, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all ten of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, and (3) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2014. The stockholders did not approve a stockholder proposal regarding political contributions.

The final voting results were as follows:

Proposal 1

Election of directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William H. Bolinder	375,854,542	1,445,464	546,651	65,137,095
G. Kent Conrad	375,235,008	2,079,628	532,021	65,137,095
Melina E. Higgins	375,846,814	1,483,486	516,357	65,137,095
Nancy J. Karch	340,009,384	37,253,912	583,361	65,137,095
Thomas J. McInerney	375,998,258	1,343,696	504,703	65,137,095
Christine B. Mead	375,841,373	1,451,076	554,208	65,137,095
David M. Moffett	374,390,062	2,923,059	533,535	65,137,095
Thomas E. Moloney	375,860,656	1,423,828	562,173	65,137,095
James A. Parke	375,037,431	2,270,272	538,953	65,137,095
James S. Riepe	375,672,384	1,620,305	553,968	65,137,095

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of Genworth’s named executive officers	365,799,306	11,143,388	903,963	65,137,095

Proposal 3

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2014	438,530,728	3,868,833	584,191	N/A

Proposal 4

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder Proposal regarding political contributions	23,582,815	258,642,856	95,620,986	65,137,095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 21, 2014	By:

/s/ Leon E. Roday
Leon E. Roday
Executive Vice President,
General Counsel and Secretary